       10.27.001
112594





                        DEFERRED COMPENSATION PLAN






                AGREEMENT made effective this 12th day of December, 1994 between INVESTORS INSURANCE GROUP, INC., a corporation organized and existing under the laws of the State of Florida (hereinafter called the "Company"), and MELVIN C. PARKER (hereinafter called the "Employee").

                WHEREAS, Employee has provided services for and on behalf of the Company for many years, has served as an officer and director of the Company and has performed such duties in a capable and efficient manner, resulting in substantial growth of the Company; and

                WHEREAS, the Company desires to retain the services performed by Employee, and

                WHEREAS, the Employee desires to remain in the employ of the Company, provided that Company agrees to pay Employee, or his beneficiary, certain amounts all in accordance with the terms and conditions hereinafter set forth.

                NOW THEREFORE in consideration of the foregoing and in consideration of the mutual promises contained herein, and intending to be legally bound, the parties agree as follows:

                1. Continuation of Employment. Employee shall continue in the employ of the Company, upon the same terms as heretofore, until his death, retirement or disability.

                2. Definitions. For purposes of this Agreement the following terms shall have the meaning set forth below, unless their context clearly indicates to the contrary.

                (a) Retirement. Employee shall be considered in retirement at such time as he ceases to perform services for Company and he has attained age 60.

                (b) Disability. Disability means inability of Employee to perform the substantial and material duties as an Employee of Company for a period exceeding six (6) months in any twelve (12) consecutive month period.

3.      Payments Upon Retirement. Disability or Death.

                (a) Upon Employee's retirement, disability or death, the Company shall pay to the Employee, if living, otherwise to the



       10.27.002



Employee's designated beneficiary such amount then existing in the Trust Account established pursuant to the Trust, attached hereto and made a part hereof as Exhibit "A".

        (b) On December 1st each year, the Company shall set aside for Employee Eight Thousand Five Hundred ($8,500.00) Dollars in the Trust. The Trustee shall invest the Trust funds at the direction of Employee.

        (c) The amounts held in Trust pursuant to Section 3(a) shall be paid in full to Employee or his named beneficiary within thirty (30) days of Employee's death, disability or retirement.


        4. No Interest in Fund by Employee. Neither the Employee nor any beneficiary of the Employee shall have any interest in accrued sums which are so segregated in Trust and such funds shall at all times remain assets of the Company subject to the claims of its general creditors.


        5. Assignment. Neither Employee, his beneficiaries or their estates shall have any right to commute, encumber, or dispose of the right to receive payments hereunder. Except as expressly permitted hereunder, the payments and the right thereto are expressly declared to be non-assignable and non-transferable.


        6. Reorganization. The Company shall not merge or consolidate with any other corporation until such corporation expressly assumes this contract and becomes obligated to perform all of the duties of the Company herein set forth.


        7.    Waiver.     The failure of either party to insist, in any one
or more instances, upon performance of any of the terms and conditions of this Agreement shall not be construed as a waiver or relinquishment of any right granted hereunder or of the future performance of any such term, covenant or condition, but the obligations of either party with respect thereto shall continue in full force and effect.


        8. Modification. This Agreement contains the entire understanding between the parties with respect to the subject matter set forth herein or necessarily implied hereby. The Agreement may not be modified unless in writing signed by the party against whom enforcement of any waiver, change, modification or discharge is sought.


        9. Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the State of Florida.

       10.27.003


        10.     Benefit.       This Agreement shall be binding upon the
parties hereto, their heirs, executors, administrators, or successors.



        IN WITNESS WHEREOF, the parties have executed this Agreement as of the date and year first above written.



INVESTORS INSURANCE GROUP, INC..               ATTEST:






By:_______________________
        Ernest  D.  Palmarella,                Susan F. Powell,
        Vice President                         Assistant Secretary





Witness                                        Melvin C. Parker, Employee

       10.27.004
                                  Exhibit "A"



                    TRUST UNDER DEFERRED COMPENSATION PLAN


        This Agreement made this 12th day of December, 1994 by and between INVESTORS INSURANCE GROUP, INC. ("Company") and JACK L. HOWARD and RONALD
W. HAYES ("Trustees ").

        WHEREAS , Company has adopted a Deferred Compensation Plan (hereinafter referred to as the "Plan") for its President, Melvin C. Parker (hereinafter referred to as "Employee").

        WHEREAS , Company wishes to establish a trust (hereinafter referred to as "Trust") and to contribute to the Trust assets that shall be held therein, subject to the claims of Company's creditors in the event of Company's Insolvency, as herein defined, until paid to Employee or his beneficiaries in such manner and at such times as specified in the Plan;

        WHEREAS , it is the intention of the parties that this Trust shall constitute an unfunded arrangement and shall not affect the status of the Plan as an unfunded plan maintained for the purpose of providing pension benefits for a select group of management or highly compensated employees for purpose of Title I of the Employee Retirement Income Security Act of 1974;

        WHEREAS , it is the intention of Company to make contributions to the Trust to provide itself with a source of funds to assist it in the meeting of liabilities under the Plan;

        NOW, THEREFORE, the parties do hereby establish the Trust and agree that the Trust shall be comprised , held and disposed of as follows:


        Section 1.      Establishment or Trust

        (a) Company hereby deposits with Trustee in an amount equal to the sum of eight thousand five hundred ($8,500.00) dollars, which shall become the principal of the Trust to be held, administered and disposed of by Trustee as provided in this Trust Agreement. On December 1st of each year commencing December 1, 1994, Company shall deposit with Trustee the aforementioned sum subject to the termination provisions of the Plan.

        (b)     The Trust hereby established shall be revocable by Company.

        (c) The Trust is intended to be a grantor trust, of which Company is the grantor, within the meaning of subpart B, part I, subchapter J, chapter 1, subtitle A of the Internal Revenue Code of 1986, as amended, and shall be construed accordingly.

        (d) The principal of the Trust, and any earnings thereof shall be held separate and apart from other funds of Company and shall be used exclusively for the uses and purposes of the Plan and general creditors as




       10.27.005
herein set forth. Employee shall have no preferred claim on, or any beneficial ownership interest in, any assets of the Trust. Any rights created under the Plan and this Trust Agreement shall be mere unsecured contractual rights of Employee and his beneficiaries against Company. Any assets held by the Trust will be subject to the claims of Company's general creditors under federal and state law in the event of Insolvency, as defined in Section 3(a) herein.

        (e) Company, in its sole discretion, may at any time, or from time to time, make additional deposits of cash or other properly in trust with Trustees to augment the principal to be held, administered and disposed of by Trustees as provided in this Trust Agreement. Neither Trustees nor Employee or his beneficiaries shall have any right to compel such additional deposits.

        Section 2.      Payments to Employee and his Beneficiaries.

        (a) Trustees shall make payments to the Employee or his beneficiaries in accordance with the Plan. The Trustees shall make provision for the reporting and withholding of any federal, state or local taxes that may be required to be withheld with respect to the payment of benefits pursuant to the terms of the Plan and shall pay amounts withheld to the appropriate taxing authorities or determine that such amounts have been reported, withheld and paid by Company.

        (b) The entitlement of Employee or his beneficiaries to benefits under the Plan shall be determined by Company or such party as it shall designate under the Plan, and any claim for such benefits shall be considered and reviewed under the procedures set out in the Plan.

        (c) Company may make payment of benefits directly to Employee or his beneficiaries as they become due under the terms of the Plan. Company shall notify Trustees of its decision to make payment of benefits directly prior to the time amounts are payable to Employee or his beneficiaries. In addition if the principal of the Trust, and any earnings thereon, are not sufficient to make payment as it falls due, the Trustees shall notify Company that principal and earnings are not sufficient.

        Section 3. Trustees Responsibility Regarding Payments to Trust Beneficiary when Company is Insolvent.

        (a) Trustees shall cease payment of benefits to Employee or his beneficiaries if the Company is Insolvent. Company shall be considered "insolvent" for purposes of this Trust-Agreement if (i) Company is unable to pay its debts as they become due, or (ii) Company is subject to a pending proceeding as a debtor under the United States Bankruptcy Code.


        (b) At the time during the continuance of this Trust, as provided in Section 1(d) hereof, the principal and income of the Trust shall be subject to the claims of general creditors of Company under federal and state law as set forth below.

       10.27.006

        (1) The Board of Directors of Company shall have the duty to inform Trustees in writing of Company's insolvency. If a person claiming to be a creditor of Company alleges in writing to Trustees that Company has become insolvent, Trustees shall determine whether Company is Insolvent and, pending such determination, Trustees shall discontinue payment of benefits to Plan Participants or his beneficiaries.

        (2) Unless Trustees have actual knowledge of Company's insolvency, or have received notice from Company or a person claiming to be a creditor alleging that Company is Insolvent, Trustees shall have no duty to inquire whether Company's solvency as may be furnished to Trustees and that provide Trustees with a reasonable basis for making a determination concerning Company's solvency.

        (3) If at any time Trustees have determined that Company is Insolvent, Trustees shall discontinue payments to Employee or his beneficiaries and shall hold the assets of the Trust for the benefit of Company's general creditors. Nothing in this Trust Agreement shall in any way diminish any rights of Employee or his beneficiaries to pursue their rights as general creditors of Company with respect to benefits due under the Plan or otherwise.

        (4) Trustees shall resume the payment of benefits to Employee or his beneficiaries in accordance with Section 2 of this Trust Agreement only after Trustees has determined that Company is not Insolvent (or is no longer insolvent).

        (c) Provided that there are sufficient assets, if Trustees discontinue the payment of benefits from the Trust pursuant to Section 3(b) hereof and subsequently resume such payments, the first payment following such discontinuance shall include the aggregate amount of all payments due to Employee or his beneficiaries under the terms of the Plan for the period of such discontinuance, less the aggregate amount of any payments made to Employee or his beneficiaries by Company in lieu of the payments provided for hereunder during any such period of discontinuance.

        Section 4.      Investment Authority.

        Trustees will invest in securities (including stock or rights to acquire stock) or obligations issued by Company. All rights associated with assets of the Trust shall be exercised by Trustees of the person designated by Trustees at the written direction of Employee or his beneficiaries.

        Section 5.      Disposition of Income.

        During the term of this Trust, all income received by the Trust, net of taxes, if any, shall be accumulated and reinvested.

       10.27.007


        Section 6.      Accounting by Trustees.

        Trustees shall keep accurate and detailed records of all investments, receipts, disbursements, and all other transactions required to be made including such specific records as shall be agreed upon in writing between Company and Trustees. Within thirty (30) days following the close of each calendar year and within thirty (30) days after the removal or resignation of Trustees, Trustees shall deliver to Company a written account of their administration of the Trust during such year or during the period from the close of the last preceding year to the date of such removal or resignation, setting forth all investments, receipts, disbursements and other transactions effected by it, including a description of all securities and investments purchased and sold with the cost or net proceeds of such purchases or sales (accrued interest paid or receivable being shown separately), and showing all cash, securities and other property held in the Trust at the end of such year or as of the date of such removal or resignation, as the case may be.


        Section 7.      Responsibility of Trustees.

        (a) Trustees shall act with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent person acting in like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims, provided, however, that Trustees shall incur no liability to any person for any action taken pursuant to a direction, request or approval given by Employee which is contemplated by, and in conformity with, the terms of the Plan or this Trust and is given in writing by Employee. In the event of a dispute between Company and any other party, Trustees may apply to a court of competent jurisdiction to resolve the dispute.

        (b) If Trustees undertake or defend any litigation arising in connection with this Trust, Company agrees to indemnify Trustees against Trustees' costs, expenses and liabilities (including, without limitation, attorneys' fees and expenses) relating thereto and to be primarily liable for such payments. If Company does not pay such costs, expenses and liabilities in a reasonably timely manner, Trustees may obtain payment from the Trust.

        (c) Trustees may consult with legal counsel (who may also be counsel for Company generally) with respect to any of its duties or obligations hereunder.

        (d) Trustees may hire agents, accountants, actuaries, investment advisors, financial consultants or other professionals to assist them in performing any of their duties or obligations hereunder.

        (e) Trustees shall have, without exclusion, all powers conferred on Trustees by applicable law, unless expressly provided otherwise herein, provided, however, that if an insurance policy is held as an asset of the Trust, Trustee shall have no power to name a beneficiary of the policy other than the Trust, to assign the policy (as distinct from




       10.27.008

conversion of the policy to a different form) other than to a successor Trustee, or to loan to any person the proceeds of any borrowing against such policy.

        (f) However, notwithstanding the provisions of Section 7(e) above, Trustees may loan to Company the proceeds of any borrowing against an insurance policy held as an asset of the Trust.

        (g) Notwithstanding any powers granted to Trustees pursuant to this Trust Agreement or to applicable law, Trustees shall not have any power that could give this Trust the objective of carrying on a business and dividing the gains therefrom, within the meaning of section
301.7701-2 of the Procedure and Administrative Regulations promulgated pursuant to the Internal Revenue Code.

        Section 8.      Compensation and Expenses of Trustees.

        Company shall pay all administrative fees and expenses. If not so paid, the fees and expenses shall be paid from the Trust. Trustees shall serve hereunder without compensation.

        Section 9.      Resignation and Removal of Trustees.

        (a) Trustees may resign at any time by written notice to Company, which shall be effective ten (10) days after receipt of such notice unless Company and Trustees agree otherwise.

        (b) Trustees may be removed by Company on thirty (30) days notice or upon shorter notice accepted by Trustees.

        (c) Upon resignation or removal of a Trustee and appointment of a successor Trustee, all assets shall subsequently be transferred to the remaining Trustee, if any, and the successor Trustee(s). The transfer shall be completed within sixty (60) days after receipt of notice of resignation, removal or transfer, unless Company extends the time limit.

        (d) If a Trustee resigns or is removed, a successor shall be appointed, in accordance with Section 10, hereof, by the effective date of resignation or removal under paragraph(s) (a) or (b) of this section. If no such appointment has been made, Trustees may apply to a court of competent jurisdiction for appointment of a successor or for instructions. All expenses of Trustees in connection with the proceeding shall be allowed as administrative expenses of the Trust.


Section 10.  Appointment of Successor.

        (a)     If a Trustee resigns or is removed in accordance with
Section 9(a) or (b) hereof, Company may appoint any third party, as a successor to replace Trustee upon resignation or removal. The appointment shall be effective when accepted in writing by the new Trustee, who

       10.27.009

shall have all of the rights and powers of the former Trustee, including ownership rights in the Trust assets. The former Trustee shall execute any instrument necessary or reasonably requested by Company or the successor Trustee to evidence the transfer.

        (b) If a Trustee resigns or is removed pursuant to the provisions of Section 9(e) hereof and selects a successor Trustee, Trustee may appoint any third party such as a bank trust department or other party that may be granted corporate trustee powers under state law. The appointment of a successor Trustee shall be effective when accepted in writing by the new Trustee. The new Trustee shall have all the rights and powers of the former Trustee, including ownership fights in Trust assets. The former Trustee shall execute any instrument necessary or reasonably requested by the successor Trustee to evidence the transfer.

        (c) The successor Trustee shall not be responsible for and Company shall indemnify and defend the successor Trustee from any claim or liability resulting from any action or inaction of any prior Trustee or from any other past event, or any condition existing at the time it becomes successor Trustee.

Section 11.  Amendment or Termination.

        (a) This Trust may be amended by a written instrument executed by Trustees and Company.

        (b) The Trust shall not terminate until the date on which Employee and his beneficiaries are no longer entitled to benefits pursuant to the terms of the Plan, unless sooner revoked in accordance with Section 1(b) hereof. Upon termination of the Trust any assets remaining in the Trust shall be returned to Company.

        (c) Upon written approval of Employee or beneficiaries entitled to payment of benefits pursuant to the terms of the Plan, Company may terminate this Trust prior to the time all benefit payments under the Plan have been made. All assets in the Trust at termination shall be retired to Company.

Section 12.  Miscellaneous.

        (a) Any provision of this Trust Agreement prohibited by law shall be effective to the extent of any such prohibition, without invalidating the remaining provisions hereof.

        (b) Benefits payable to Employee and his beneficiaries under this Trust Agreement may not be anticipated, assigned (either at law or in equity), alienated, pledged, encumbered or subjected to attachment, garnishment, levy, execution or other legal or equitable process.

        (c) This Trust Agreement shall be governed by and construed in accordance with the laws of the State of Florida.

       10.27.010

Section 13.  Effective Date.

        The effective date of this Trust Agreement shall be December 12, 1994.

        IN WITNESS WHEREOF, the parties hereto have executed this Trust Agreement the day and year first above written.

INVESTORS INSURANCE GROUP, INC.                     ATTEST:




By: ___________________________
        Ernest D. Palmarella,                      Susan   F. Powell,
        Vice President                             Assistant Secretary





                                                   Jack L. Howard, Trustee




                                                   Ronald W. Hayes, Trustee